Exhibit 23.13



                   Consent of Richard A. Eisner & Company, LLP



                                     CONSENT


     We consent to the incorporation by reference in the Registration Statement on Form S-3 of American Bio Medica Corporation of our report dated June 14, 1998 (with respect to the second paragraph of Note K(3), July 23, 1998) on our audit of the financial statements of American Bio Medica Corporation, as of April 30, 1998 and for the year then ended included in its Annual Report on Form 10-KSB. We also consent to the reference of our firm under the caption "Experts" in the Prospectus.

New York, New York
September 21, 1998



                              /s/Richard A. Eisner & Company, LLP
                              -----------------------------------
                              Richard A. Eisner & Company, LLP